Exhibit 1.1

16,000,000 Units

Global SPAC Partners Co.

UNDERWRITING AGREEMENT

April 8, 2021

I-Bankers Securities, Inc.

535 5th Avenue

Suite 423

New York, New York 10017

As Representative of the Underwriters named on Schedule A hereto

Ladies and Gentlemen:

The undersigned Global SPAC Partners Co., a Cayman Islands exempted company (“Company”), hereby confirms its agreement with I-Bankers Securities, Inc. (hereinafter referred to as “you”, “I-Bankers”) as representative for and on behalf of itself and the other underwriters named on Schedule A hereto (the Representative and the other underwriters being collectively referred to herein as the “Underwriters” or, individually, an “Underwriter”):

1. Purchase and Sale of Securities.

1.1. Firm Securities.

1.1.1. Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 16,000,000 units (the “Firm Units”) of the Company at a purchase price (net of discounts and commissions) of $9.80 per Firm Unit. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule A attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $9.80 per Firm Unit. The Firm Units (and the Option Units (as hereinafter defined), if any) are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit. Each Firm Unit consists of one (1) subunit (the “Subunit(s)”) and one-half (1/2) of one redeemable warrant (the “Warrant(s)”). Each Warrant is redeemable for the purchase of one of the Company’s Class A ordinary shares, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”). Each Subunit consists of one (1) Class A Ordinary Share and one quarter (1/4) of a Warrant. The Subunits and the Warrants included in the Firm Units will not be separately transferable until the earlier of: (x) the 52nd day after the Effective Date (the “Effective Date” being the date that the Registration Statement (as defined below) becomes effective ); and (y) the announcement by the Company of the Representative’s decision to allow earlier trading, subject, however, to the Company filing a Current Report on Form 8-K (“Form 8-K”) with the Commission (as defined below) containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Offering and issuing a press release announcing when such separate trading will begin. In no event will the Company allow separate trading until (i) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the gross proceeds of the Offering and the filing of such audited balance sheet with the Commission on a Form 8-K or similar form by the Company which includes such balance sheet and (ii) the issuance of a press release announcing when such separate trading shall begin. The Company plans to list the Class A Ordinary Shares separately after the initial Business Combination (as defined below). Each whole Warrant entitles the holder to purchase one (1) Class A Ordinary Share at an exercise price of $11.50 per share during the period commencing thirty (30) days after the closing of a Business Combination and terminating on the five (5) year anniversary of the closing of a Business Combination. As used herein, the term “Business Combination” shall mean any acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities by the Company. The Company has the right to redeem the Warrants upon not less than thirty (30) days written notice at a price of $0.01 per Warrant at any time after the Warrants become exercisable, so long as the sales price of the Class A Ordinary Shares has been at least $18.00 per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third (3rd) Business Day (as defined below) prior to the day on which notice is given, and provided that there is a current registration statement in effect with respect to the Class A Ordinary Shares underlying such Warrants during the period commencing on the first Business Day on which the minimum sales price is achieved until the completion of the thirty (30) day notice period. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which national banks in New York, New York are not open for business.

1.1.2. Deferred Discount. In addition to the discount from the public offering price represented by the purchase price set forth in Section 1.1.1 hereof, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit (whereby each of a Firm Unit and an Option Unit is a “Unit”)) purchased hereunder (the “Deferred Discount”); provided, however, that no Deferred Discount will be paid for the Units sold to the Sponsor (as defined below) or an affiliate of the Sponsor.  The Deferred Discount will be paid directly to the Representative, on behalf of the Underwriters, by the Trustee (as defined in Section 2.25) from amounts on deposit in the Trust Account (as defined in Section 1.1.3) by wire transfer payable in same-day funds if and when the Company consummates its initial Business Combination. For the avoidance of doubt, the Representative will distribute any Deferred Discount received from the Trustee pursuant to this Section 1.1.2 pro rata among the Underwriters such that each Underwriter shall receive an amount which bears the same ratio to the aggregate Deferred Discount received by the Representative from the Trustee as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Units being purchased from the Company by the several Underwriters. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement (as defined below) and the funds held under the Trust Agreement are distributed to the holders of Subunits included in the Units sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis; provided, further that (1) the Deferred Discount payable to the Underwriters shall be reduced pro rata for any redemptions from the Trust Account prior to the completion of the initial Business Combination, up to a maximum reduction of 20% and (2) the Company may allocate up to 30% of the net Deferred Discount, after any reductions due to any redemptions, to a firm or firms who assist the Company in connection with completing the initial Business Combination.

1.1.3. Payment and Delivery. Delivery and payment for the Firm Units shall be made by 10:00 A.M., New York time, on the second (2nd) Business Day following the Effective Date (or the third (3rd) Business Day following the Effective Date, if the Registration Statement is declared effective on or after 4:00 p.m., New York time) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The closing of the public offering contemplated by this Agreement is referred to herein as the “Closing” and the date of delivery and payment for the Firm Units is referred to herein as the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date at the Representative’s election by wire transfer in federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds. $161,600,000, or $10.10 per Firm Unit, of the proceeds received by the Company for the Firm Units and from the Private Placement (as defined in Section 1.4) shall be deposited in the trust account established by the Company for the benefit of the public shareholders as described in the Registration Statement (the “Trust Account”) pursuant to the terms of the Trust Agreement (as defined in Section 2.25). The proceeds (less commissions, expense allowance and actual expense payments or other fees payable by the Company pursuant to this Agreement) shall be paid to the order of the Company upon delivery to the Representative of the Firm Units through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the representative) representing the Firm Units. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request not less than one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all of the Firm Units.

1.2. Over-Allotment Option.

1.2.1. Option Units. For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 2,400,000 units from the Company (the “Over-allotment Option”). Such additional 2,400,000 units shall be identical in all respects to the Firm Units and are hereinafter referred to as “Option Units.” The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the Subunits, the Class A Ordinary Shares and the Warrants included in the Units and Subunits, and the Class A Ordinary Shares issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.” The purchase price to be paid for the Option Units (net of discounts and commissions) will be $9.80 per Option Unit. The Option Units are to be offered initially to the public at the offering price of $10.00 per Option Unit.

1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within forty five (45) days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail, e-mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units, which will not be later than five (5) Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place or in such other manner as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the date and time of the closing for such Option Units will be as set forth in the notice (hereinafter the “Option Closing Date”). Upon exercise of the Over-allotment Option, the Company will become obligated to issue and sell to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3. Payment and Delivery. Delivery and payment for the Option Units shall be made at 10:00 A.M., New York time, on the Option Closing Date or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. Payment for the Option Units shall be made on the Option Closing Date (or at such earlier time as shall be agreed upon by the Representative and the Company) at the Representative’s election by wire transfer in federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, by deposit of the sum of $9.80 per Option Unit of the proceeds received by the Company for the Option Units and from the Private Placement (as defined in Section 1.4) shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of the Option Units through the facilities of DTC for the account of the Underwriters if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units. The Option Units shall be registered in such name or names and in such authorized denominations as the Representative may request not less than one (1) Business Day prior to the Option Closing Date.

1.3. Representative’s Shares.

1.3.1. Representative’s Shares. As additional consideration, the Company hereby agrees to issue to I-Bankers (and/or its designees), on the Closing Date, 100,000 of the Company’s Class B Ordinary Shares at a purchase price of $0.0001 per share (the “Representative’s Shares”). I-Bankers agrees not to transfer, assign or sell any of the Representative’s Shares without the Company’s prior written consent until after the completion of the initial Business Combination. I-Bankers agrees (i) to waive its redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to the Representative’s Shares if the Company fails to complete its initial Business Combination within the time period required by the Company’s amended and restated memorandum and articles of association (the “Charter”), and (iii) to vote in favor of the initial Business Combination with respect to such shares if the Company submits the initial Business Combination to the public shareholders for a vote. The Representative agrees, by its acceptance of the Representative’s Shares, that it will not: sell, transfer, assign, pledge or hypothecate the Representative’s Shares for a period of 180 days following the Effective Date to anyone other than: (i) an underwriter or a selected dealer participating in the Offering or (ii) an officer or partner of the Representative or of any such underwriter or selected dealer, in each case in accordance with FINRA Conduct Rule 5110(g)(1), or cause the Representative’s Shares to be the subject of any hedging, short sale, derivative, put or call transaction for a period of 180 days following the Effective Date that would result in the effective economic disposition of the Representative’s Shares, except as provided for in FINRA Rule 5110(g)(2).

1.3.2. Delivery and Payment. Delivery and payment for the Representative’s Shares shall be made on the Closing Date. The Company shall deliver to I-Bankers and/or its designees, upon payment therefor, certificates for the Representative’s Shares in the name or names and in such authorized denominations as the Representative may request.

1.4. Private Placement.

1.4.1. Placement Securities. Simultaneously with the Closing, Global SPAC Sponsors LLC, the sponsor of the Company (the “Sponsor”) and I-Bankers, shall purchase from the Company pursuant to the Placement Unit Subscription Agreements (as defined in Section 2.24.3 hereof) an aggregate of 675,000 units (or 747,000 units if the Over-allotment Option is exercised in full) (the “Placement Units”) at a purchase price of $10.00 per Placement Unit and in a private placement (the “Private Placement”). The Placement Units, the subunits contained therein (the “Placement Subunits”) and the Warrants underlying the Placement Units and the Placement Subunits are hereinafter referred to collectively as the “Placement Securities” and the Placement Securities together with the Public Securities are hereinafter referred to collectively as the “Securities.” The Placement Units shall be identical to the Units sold in the Offering, except that the Warrants included in (i) the Placement Units and (ii) the Subunits included in the Placement Units shall be (i) non-redeemable by the Company, and (ii) may be exercised on a cash or a cashless basis, in each case so long as such Warrants continue to be held by the initial purchasers of the Placement Units or their permitted transferees (as described in the Warrant Agreement (as defined in Section 2.22 hereof)). There will be no placement agent in the Private Placement and no party shall be entitled to a placement fee or expense allowance from the sale of the Placement Securities.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-249465), including any related preliminary prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity in all material respects with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such form, have been satisfied in all material respects. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations filed with the Commission pursuant to Rule 424 of the Regulations) is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale”, as used in the Act, means 5:00 p.m., New York City time, on the date of this Agreement and the “Time of Sale Prospectus” shall mean (i) the Preliminary Prospectus dated March 23, 2021, relating to the Offering (the “Preliminary Prospectus”) and (ii) the Time of Sale information, if any, set forth on Schedule B hereto, taken as a whole. If the Company has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) under the Securities Act registering the Securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Public Securities have been registered under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representative have determined that the Time of Sale Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and purchasers of the Firm Units terminate their old purchase contracts and enter into new purchase contracts, the Time of Sale Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 001-40320) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Subunits and the Warrants. The registration of the Units, the Subunits and the Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2. No Stop Orders, Etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any part thereof, or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3. Disclosures in Registration Statement.

2.3.1. 10b-5 Representation. At the time the Registration Statement became effective, upon the filing or first use (within the meaning of the Regulations) of the Prospectus and at the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus did or will in all material respects conform to the requirements of the Act and the Regulations. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the Time of Sale, the Time of Sale Prospectus did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date and as of the Closing Date and the Option Closing Date, if any, did not and will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto. It is understood that the following identified statements set forth in the Prospectus under the heading “Underwriting” constitute, for the purposes of this Agreement, information furnished by the Representative with respect to the Underwriters: (i) the concession figure appearing in the sixth paragraph under the caption “Underwriting” and (ii) the fourth and fifth paragraphs under the caption “Underwriting–Representative Shares.”

2.3.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, the Preliminary Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms (except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.3.4. Regulations. The disclosures in the Registration Statement, the Preliminary Prospectus and the Prospectus concerning the effects of federal, state and local regulation on the Company’s business as currently contemplated fairly summarize, to the best of the Company’s knowledge, such effects.

2.4. Changes After Dates in Registration Statement.

2.4.1. No Material Adverse Change. Except as contemplated in the Prospectus, since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and/or the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company; and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement, the Preliminary Prospectus and/or and the Prospectus.

2.4.2. Recent Securities Transactions, Etc. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5. Independent Accountants. To the best of the Company’s knowledge, UHY LLP (“UHY”), whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent accountants as required by the Act and the Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). To the best of the Company’s knowledge, UHY is duly registered and in good standing with the PCAOB. UHY has not, during the periods covered by the financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6. Financial Statements; Statistical Data.

2.6.1. Financial Statements. The financial statements, including the notes thereto and supporting schedules, included in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. To the best of the Company’s knowledge, no other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus. The Registration Statement, the Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. To the best of the Company’s knowledge, there are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the Preliminary Prospectus and the Prospectus in accordance with Regulation S-X which have not been included as so required.

2.6.2. Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.7. Authorized Capital; Options, Etc. The Company had at the date or dates indicated in the Registration Statement, the Preliminary Prospectus and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus. Based on the assumptions stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Preliminary Prospectus and the Prospectus, on the Effective Date and on the Closing Date and the Option Closing Date, if any, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Class A Ordinary Shares or any security convertible into Class A Ordinary Shares, or any contracts or commitments to issue or sell Class A Ordinary Shares or any such options, warrants, rights or convertible securities.

2.8. Valid Issuance of Securities, Etc.

2.8.1. Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus. All offers and sales of any outstanding securities were at all relevant times, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

2.8.2. Securities Sold Pursuant to this Agreement. The Units have been duly authorized and reserved for issuance and, when issued in accordance with the Company’s Charter and paid for in accordance with this Agreement and registered in the Company’s register of members, will be duly and validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Units are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate actions required to be taken for the authorization, issuance and sale of the Units have been duly and validly taken. The Units conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, as the case may be. When issued, the Units, and all securities thereunder, will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Units, and the securities thereunder, are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Class A Ordinary Shares underlying the Warrants included in the Units and the Subunits contained therein have been reserved for issuance, and upon the exercise of the Warrants included in the Units and the Subunits contained therein, and issuance thereunder, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.3. Placement Securities. The Placement Securities have been duly authorized and reserved for issuance and, when issued in accordance with the Company’s Charter and paid for and registered in the Company’s register of members, will be validly issued, fully paid and non-assessable; the Placement Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate actions required to be taken for the authorization, issuance and sale of the Placement Securities have been duly and validly taken. When issued, the Placement Units, and all securities thereunder, will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Placement Units, and the securities thereunder, are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Class A Ordinary Shares underlying the Warrants included in the Placement Units and the Placement Subunits contained therein have been reserved for issuance, and upon the exercise of the Warrants included in the Placement Units and the Placement Subunits contained therein, and issuance thereunder, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.4. Representative’s Shares. The Representative’s Shares have been duly authorized and reserved for issuance and, when issued in accordance with the Company’s Charter and paid for and registered in the Company’s register of members, will be validly issued, fully paid and non-assessable; the Representative’s Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate actions required to be taken for the authorization, issuance and sale of the Representative’s Shares have been duly and validly taken. The Class A Ordinary Shares to be issued upon conversion of the Representative’s Shares have been reserved for issuance, and upon such conversion will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.5. No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities pursuant to the Registration Statement.

2.9. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10. Validity and Binding Effect of Agreements. This Agreement, the Warrant Agreement (as defined in Section 2.22 hereof), the Trust Agreement, the Securities Subscription Agreement (as defined in Section 2.24.2 hereof), the Placement Unit Subscription Agreements (as defined in Section 2.24.3 hereof), the Registration Rights Agreement (as defined in Section 2.24.4 hereof) and the Services Agreement (as defined in Section 2.26 hereof) have been duly and validly authorized by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11. No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Trust Agreement, the Securities Subscription Agreement, the Placement Unit Subscription Agreements, the Registration Rights Agreement and the Services Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Charter; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

2.12. No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any material agreement, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for such violations which would not reasonably be expected to have a material adverse effect on the Company. The Company is not in violation of any term or provision of its Charter.

2.13. Corporate Power; Licenses; Consents.

2.13.1. Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes described in the Registration Statement, the Preliminary Prospectus and the Prospectus. The disclosures in the Registration Statement and the Prospectus concerning the effects of federal, state and local regulation on the Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with and in furtherance of the Offering.

2.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Trust Agreement, the Securities Subscription Agreement, the Placement Unit Subscription Agreements, the Registration Rights Agreement and the Services Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations promulgated by FINRA.

2.14. Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s shareholders immediately prior to the Offering (the “Initial Shareholders”) and each of the Company’s officers and directors and provided to the Underwriters is true and correct and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Shareholder, officer or director to become inaccurate and incorrect.

2.15. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or, to the best of the Company’s knowledge, any Initial Shareholder which has not been disclosed in the Registration Statement, the Questionnaires, the Preliminary Prospectus and the Prospectus.

2.16. Good Standing. The Company has been duly incorporated, is validly existing and is in good standing under the laws of the Cayman Islands and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company.

2.17. No Contemplation of a Business Combination. Prior to the date hereof, neither the Company nor, to the Company’s knowledge, any of its officers, directors or Initial Shareholders had, and as of the Closing, will not have had: (i) any specific Business Combination under consideration or contemplation; or (ii) any substantive interactions or discussions with any target business regarding a possible Business Combination.

2.18. Transactions Affecting Disclosure to FINRA.

2.18.1. Except as described in the Preliminary Prospectus and/or the Prospectus, there are no claims, payments, arrangements, agreements, letters of intent, engagement letters or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Shareholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Initial Shareholder that may affect the Underwriters’ compensation, as determined by the FINRA.

2.18.2. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period prior to the initial confidential submission date of the Registration Statement, other than payments to the Representative.

2.18.3. No officer, director, or, to the Company’s knowledge, beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, or a person associated or affiliated with a member, of FINRA, except as disclosed in FINRA questionnaires completed by such officer, director, or beneficial owner of any class of the Company’s securities and provided to the Underwriters.

2.18.4. No Company Affiliate is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market).

2.18.5. No Company Affiliate has made a subordinated loan to any member of FINRA.

2.18.6. No proceeds from the sale of the Units (excluding underwriting compensation) or the Placement Securities will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA, except as specifically authorized herein and in the Placement Unit Subscription Agreements.

2.18.7. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or an affiliated or associated person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial confidential submission date of the Registration Statement. No Participating Member (as defined in FINRA Rule 5110(j)(15)) in the Offering has received any underwriting compensation in connection with a public offering that has not been completed according to the terms of an agreement entered into by the Company and a Participating Member in the Offering.

2.18.8. No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial confidential submission date of the Registration Statement has any relationship or affiliation or association with any member of the FINRA.

2.18.9. No FINRA member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “Members participating in the Offering” include managing agents, syndicate group members and all dealers which are members of the FINRA.

2.18.10.  Except with respect to the Representative in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial confidential submission date of the Registration Statement, which arrangement or agreement provides for the receipt of any type of “underwriting compensation” (as defined in FINRA Rule 5110(j)(22) of FINRA’s Conduct Rules and Supplementary Material .01 thereunder) and/or the transfer of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and any affiliated or associated persons.

2.18.11.  For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to the Representative, the Underwriters and their respective counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

2.18.12.  The Company shall advise FINRA, the Representative, the Underwriters and their respective counsels if it is aware that any shareholder of the Company holding 10% or more of the issued share capital of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Securities.

2.18.13.  The Company shall cause the proceeds of the Offering and proceeds of the sale of the Placement Units to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Registration Statement. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

2.19. Foreign Corrupt Practices Act. Neither the Company nor any of the Initial Shareholders or any other person acting on behalf of the Company (including the directors and officers of the Company) has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that: (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Registration Statement, the Preliminary Prospectus and/or the Prospectus; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.20. USA PATRIOT Act. Neither the Company nor, to the Company’s knowledge, any officer, director or Initial Shareholder has violated: (i) the Bank Secrecy Act, as amended; (ii) the Money Laundering Control Act of 1986, as amended; or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.21. Officer’s Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to the Representative’s counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.22. Warrant Agreement. The Company will enter into a warrant agreement, dated as of the date hereof, with respect to the Warrants, including the Warrants underlying the Placement Units and the Placement Subunits contained therein and certain Warrants that may be issued to the Company’s management team or their affiliates upon conversion of working capital loans made to the Company (the “Working Capital Warrants”), with Continental Stock Transfer & Trust Company, as warrant agent, substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”), pursuant to which Continental Stock Transfer & Trust Company will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants, including the Warrants underlying the Placement Units and the Placement Subunits contained therein and the Working Capital Warrants.

2.23. [Reserved.]

2.24. Agreements With Officers, Directors and Initial Shareholders.

2.24.1. Insider Letter. The Company has caused the Sponsor, each of the Company’s officers, directors, and director nominees and certain of the Company’s securityholders to enter into a letter agreement, in substantially the form filed as an exhibit to the Registration Statement (the “Insider Letter”).

2.24.2. Securities Subscription Agreement. The Sponsor has executed and delivered a securities subscription agreement, dated August 7, 2020, (the “Securities Subscription Agreement”), pursuant to which the Sponsor, among other things, purchased an aggregate of 5,750,000 of the Company’s Class B ordinary shares, $0.0001 par value per share (up to 750,000 of which are subject to forfeiture depending on the extent to which the Over-allotment Option is exercised) (the “Founder Shares”). Subsequently, the Sponsor transferred an aggregate of 75,000 Founder Shares to the Company’s independent directors. On April 8, 2021, the Sponsor effected a forfeiture of 1,150,000 Founder Shares for no consideration such that the Sponsor currently holds 4,525,000 Founder Shares (up to 600,000 of which are subject to forfeiture depending on the extent to which the Over-allotment Option is exercised).

2.24.3. Placement Unit Subscription Agreements. The Sponsor and I-Bankers each has executed and delivered a placement unit subscription agreement, dated as of the date hereof, the form of which is filed as an exhibit to the Registration Statement (collectively, the “Placement Unit Subscription Agreements”), pursuant to which the Sponsor and I-Bankers have agreed to purchase from the Company an aggregate of 675,000 Placement Units (or 747,000 Placement Units if the Over-allotment Option is exercised in full) in the Private Placement.

2.24.4. Registration Rights Agreement. The Company, the Sponsor, the Initial Shareholders and I-Bankers have entered into a registration rights agreement, dated as of the date hereof (the “Registration Rights Agreement”), substantially in the form filed as an exhibit to the Registration Statement, whereby the parties will be entitled to certain registration rights with respect to their securities, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement.

2.25. Investment Management Trust Agreement. The Company has entered into an investment management trust agreement (the “Trust Agreement”), dated as of the date hereof, with Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) with respect to certain proceeds of the Offering and the Private Placement, substantially in the form filed as an exhibit to the Registration Statement.

2.26. Administrative Services Agreement. The Company has entered into an administrative services agreement, dated as of the date hereof, with the Sponsor (the “Services Agreement”), in substantially the form filed as an exhibit to the Registration Statement.

2.27. Covenants Not to Compete. To the Company’s knowledge, no Initial Shareholder, officer or director of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his, her or its ability to be an Initial Shareholder, employee, officer or director of the Company.

2.28. Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended (the “Investment Company Act”)) of the Company’s total assets consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than “government securities” (as defined in Section 2(a)(16) of the Investment Company Act).

2.29. Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.30. Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any Company Affiliate, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Company Affiliate, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Preliminary Prospectus and/or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Preliminary Prospectus and/or the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.31. No Influence. The Company has not offered, or caused the Underwriters to offer, the Units to any person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Company Affiliate to alter the customer’s or supplier’s level or type of business with the Company or such affiliate; or (ii) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.32. Trading of the Public Securities on the Nasdaq Capital Market. As of the Effective Date and the Closing Date, the Public Securities will have been authorized for listing on the Nasdaq Capital Market, subject only to official notice of issuance and evidence of satisfactory distribution. No proceedings have been instituted or threatened which would affect, and no event or circumstance has occurred as of the Effective Date which is reasonably likely to affect, the listing of the Public Securities on the Nasdaq Capital Market.

2.33. Definition of “Knowledge”. As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

2.34. Free-Writing Prospectus. The Company has not prepared or used a Free Writing Prospectus (as such term is defined in Rule 405 of the Act).

2.35. Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any Person authorized to act on its behalf, in any Testing-the-Waters Communication) through the effective time of the Registration Statement, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

2.36. Testing-the-Waters Communications. The Company has not (i) alone engaged in any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act (“Testing-the-Waters Communication(s)”) other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule C hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

2.37. Withholding Taxes. Except as described in the Registration Statement, the Preliminary Prospectus and/or the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the securities of the Company may be paid by the Company to the holder thereof in United States dollars and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any taxing authority thereof or therein.

2.38. No Sanctions Violations. Neither the Company, nor, to the knowledge of the Company, the Sponsor nor any director, director nominee, officer, agent, employee or affiliate of the Company or any director, officer, agent, employee or affiliate of the Sponsor (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”) or (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). In the preceding three years, except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company, its directors, director nominees, officers, agents, employees or its affiliates nor the Sponsor or its affiliates has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company, its directors, director nominees, officers, agents, employees or its affiliates, nor the Sponsor or its affiliates have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and will not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2. Federal Securities Laws.

3.2.1. Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Units is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary during such period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment to the Registration Statement or amendment or supplement to the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

3.2.2. Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Exchange Act Registration. For a period of five (5) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Units, Subunits and Warrants, and the Class A Ordinary Shares in the event they are registered after the initial Business Combination, under the provisions of the Exchange Act. The Company will not deregister the Units, Subunits or Warrants, or the Class A Ordinary Shares in the event they are registered after the initial Business Combination under the Exchange Act without the prior written consent of the Representative.

3.2.4. Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.2.5. Blue Sky Filing. Unless the Public Securities are listed on the Nasdaq Capital Market or another national securities exchange, the Company, at its expense, will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

3.2.6. Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each preliminary prospectus and the Prospectus and all amendments and supplements to such documents as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.3. Effectiveness and Events Requiring Notice to the Representative. The Company will cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing of: (i) the effectiveness of the Registration Statement and any amendment thereto; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any preliminary prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) the receipt of any comments or request for any additional information from the Commission; and (vi) the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Preliminary Prospectus and/or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Preliminary Prospectus and/or the Prospectus in order to make the statements therein (with respect to the Preliminary Prospectus and the Prospectus, in the light of the circumstances under which they were made), not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.4. Review of Financial Statements. Until the earlier of five (5) years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement or filing of quarterly financial information, if any.

3.5. Affiliated Transactions.

3.5.1. Business Combinations. The Company will not consummate a Business Combination with any entity which is affiliated with the Sponsor or any of the Company’s officers and directors unless the Company obtains an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions stating that the Business Combination is fair to the Company’s shareholders from a financial perspective.

3.5.2. Compensation. Except as described in the Registration Statement, the Company shall not pay the Sponsor or any of the Company’s officers and directors or any of their affiliates any fees or compensation from the Company for services rendered to the Company prior to, or in connection with, the Offering or the consummation of a Business Combination.

3.6. Secondary Market Trading. In the event the Public Securities are not listed on the Nasdaq Capital Market or another national securities exchange, the Company will (i) apply to be included in Mergent, Inc. Manual for a period of five (5) years from the consummation of a Business Combination, (ii) take such commercially reasonable steps as may be necessary to obtain a secondary market trading exemption for the Company’s securities in such jurisdictions as reasonably requested by the Representative, and (iii) take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative; provided that no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign entity doing business in such jurisdiction.

3.7. Financial Public Relations Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm reasonably acceptable to the Representative for a term to be agreed upon by the Company and the Representative.

3.8. Reports to the Representative.

3.8.1. Periodic Reports, Etc. For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company; (iv) five (5) copies of each Registration Statement; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) System shall be deemed to have been delivered to the Representative pursuant to this section.

3.8.2. Transfer Sheets. For a period of five (5) years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer and warrant agent acceptable to the Representative (the “Transfer Agent”). In the event the Public Securities are not listed on the Nasdaq Capital Market or another national securities exchange, the Company will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Continental Stock Transfer & Trust Company is an acceptable Transfer Agent to the Representative.

3.8.3. Trading Reports. If the Public Securities are quoted on the OTC Bulletin Board (or any successor trading market) or a market operated by the OTC Market Group Inc. (or similar publisher of quotations), then during such time the Company shall provide to the Representative, at its expense, such reports published by the OTC Bulletin Board or the OTC Market Group Inc. relating to price trading of the Public Securities as the Representative shall reasonably request. In addition to the requirements of the preceding sentence, for a period of two (2) years from the Closing Date or until such earlier time upon which the Company is required to be liquidated, the Company, at its expense, shall provide Representative a subscription to the Company’s weekly Depository Transfer Company Security Position Reports.

3.9. [Reserved.]

3.10. Payment of Expenses.

3.10.1. General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incidental to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) the Company’s legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing (including the payment of postage with respect to such mailing) and delivering the Registration Statement, the Preliminary Prospectus and final Prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (iii) the printing, engraving, issuance and delivery of the Units, the Subunits, the Warrants included in the Units and Subunits, and the Class A Ordinary Shares included in the Subunits and issuable upon exercise of the Warrants, including any transfer or other taxes payable thereon; (iv) the qualification of the Public Securities under state or foreign securities or Blue Sky laws specified by Representative, and fees and disbursements for counsel of the Representative’s choice retained for such purpose; (v) filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the Offering; (vi) fees and expenses incurred in registering the Offering with the FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings, memorandum, registration and qualification in an aggregate amount up to $25,000); (vii) fees and disbursements of the registrar and transfer and warrant agent; (viii) the Company’s expenses associated with “due diligence” meetings arranged by the Representative (none of which will be received or paid on behalf of an underwriter or an affiliated or associated person as such term is defined in Rule 5110 of FINRA’s Rules); (ix) all costs and expenses associated with “road show” marketing and “due diligence” trips for the Company’s management to meet with prospective investors, including without limitation, all travel, food and lodging expenses associated with such trips; (x) fees, expenses and disbursements relating to background checks of the Company’s directors, director nominees and executive officers, up to an aggregated amount of $26,000; (xi) all of the Underwriters’ “road show expenses”; (xii) all of Underwriters’ legal expenses, up to a maximum of $175,000; and (xiii) all other reasonable costs and expenses incidental to the performance of the Underwriters’ obligations hereunder which are not otherwise specifically provided for in this Section 3.10.1; provided, however, that all such costs and expenses pursuant to this Section 3.10.1 and otherwise which are incurred by the Underwriters shall not exceed $201,000 in the aggregate (less any advances against out-of-pocket expenses, which shall be reimbursable to the extent such out-of-pocket expenses are not actually incurred). The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the fees and expenses set forth above to be paid by the Company to the Representative and others, as agreed to by the Company in writing.

3.10.2. Fee on Termination of Offering. Notwithstanding anything contained herein to the contrary, upon termination of the Offering, the Company shall: (A) pay and bear the expenses and fees to be paid and borne by the Company as provided for in Section 3.10.1 above, and (B) reimburse the Underwriters for the full amount of its accountable out-of-pocket expenses actually incurred to such date (which shall include, but shall not be limited to, all fees and disbursements of the Representative’s and the Underwriters’ counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by the Representative and the Underwriters in conducting their due diligence, including background checks of the Company’s officers and directors), up to an aggregate amount of $201,000, less the amounts previously paid and any amounts previously paid to the Representative in reimbursement for such expenses. If applicable, the Representative shall refund to the Company any portion of any advance previously received by the Representative which is in excess of the accountable out-of-pocket expenses actually incurred to such date by the Representative.

3.11. Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.12. Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

3.13. Notice to FINRA.

3.13.1. Business Combination. In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to FINRA and the Representative prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an underwriter or an affiliated or associated person (as such term is defined in Rule 5110 of FINRA’s Rules) with respect to the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in any proxy or tender offer statement which the Company files in connection with the Business Combination.

3.13.2. Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify FINRA.

3.14. Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units, Subunits or the Warrants underlying either of the foregoing.

3.15. Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.16. Accountants. For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is required to be liquidated or completes an initial Business Combination, the Company shall retain UHY or other firm of independent public accountants that is qualified under the PCAOB.

3.17. Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering and the Private Placement, as well as the proceeds from the exercise of the Over-allotment Option if such exercise has occurred on the date of the Prospectus. Within three (3) trading days of the Closing Date, the Company will file a Current Report on Form 8-K with the Commission, which Report shall contain the Audited Financial Statements.

3.18. FINRA. The Company shall advise FINRA if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Company’s Public Securities.

3.19. Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

3.20. Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in “government securities” with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.21. Business Combination Announcement. Within four (4) Business Days following the consummation by the Company of a Business Combination, the Company shall cause an announcement (“Business Combination Announcement”) to be issued by a global press release service announcing the consummation of the Business Combination and indicating that the Representative acted as underwriter in the Offering and also indicating the name and location of any other financial advisors engaged by the Company as a merger and acquisitions advisor. The Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon. The Company will not issue the Business Combination Announcement without the final approval of the Representative, which approval will not be unreasonably withheld.

3.22. Reserved.

3.23. Press Releases. The Company agrees that it will not issue press releases or engage in any other publicity, without Representative’s prior written consent (not to be unreasonably withheld), for a period of twenty-five (25) days after the Effective Date.

3.24. Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representative, at its expense, within one (1) Business Day from the Effective Date, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Units for at least the period during which a Prospectus relating to the Units is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and the prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the Prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Units is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

3.25. Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon (i) exercise of the Warrants (including the Working Capital Warrants and the Warrants underlying the Units, Placement Units, the Subunits contained in the Units and the Placement Subunits contained in the Placement Units) outstanding from time to time and (ii) the conversion of the Founder Shares or Representative Shares into Class A Ordinary Shares.

3.26. Private Placement Proceeds. On or prior to the Closing, the Company shall deposit all of the proceeds from the Private Placement in the Trust Account and shall provide the Representative with evidence of the same.

3.27. No Amendment to Charter.

3.27.1. Prior to the closing of a Business Combination, the Company covenants and agrees it will not seek to amend or modify its Charter without the prior approval of its Board of Directors and the affirmative vote of at least a majority of the voting power of the Class A Ordinary Shares.

3.27.2. The Company acknowledges that the purchasers of the Firm Units and the Option Units in this Offering shall be deemed to be third party beneficiaries of this Section 3.27.

3.27.3. The Representative and the Company specifically agree that this Section 3.27 shall not be modified or amended in any way without the approval of at least a majority of the voting power of the Class A Ordinary Shares.

3.28. Financial Printer. The Company shall retain a financial printer, reasonably acceptable to the Representative, for the purpose of facilitating the Company’s EDGAR filings and the printing of the Preliminary Prospectus and Prospectus.

3.29. Listing on the Nasdaq Capital Market. The Company will use commercially reasonable efforts to maintain the listing of the Public Securities on the Nasdaq Capital Market or another national securities exchange until the earlier of five (5) years from the Effective Date or until the Public Securities are no longer registered under the Exchange Act.

3.30. No Free Writing Prospectus. The Company will not make any offer relating to its securities that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

3.31. Lock-Up. The Company will not, without the prior written consent of the Representative and the Underwriters, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, hedge or otherwise dispose of (or enter into any swap, transaction or other agreement that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to the Securities (other than as contemplated hereunder), any other Units, ordinary shares, warrants or any securities convertible into, or exercisable, or exchangeable for, ordinary shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Placement Units (including the Subunits and Warrants thereunder), and the Working Capital Warrants and any Class A Ordinary Shares underlying the Placement Units (including the Subunits and Warrants thereunder) and the Working Capital Warrants, (2) issue and sell the Option Units on exercise of the option provided for in Section 1.2, (3) issue shares or any securities convertible into, or exchangeable for, Class A Ordinary Shares in connection with the initial Business Combination and (4) register with the Commission pursuant to the Registration Rights Agreement in accordance with the terms of the Registration Rights Agreement the resale of the Founder Shares, the Representative’s Shares, the Placement Units (including the Subunits and Warrants thereunder), the Working Capital Warrants and the Ordinary Shares underlying the Placement Units (including the Subunits and Warrants thereunder) and the Working Capital Warrants; provided that the foregoing restrictions shall not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to a future independent director of the Company (as long as such future independent director is subject to the terms of the Insider Letter with respect to such Founder Shares at the time of such transfer; and as long as, to the extent any Section 16 of the Exchange Act reporting obligation is triggered as a result of such transfer, any related Section 16 of the Exchange Act filing includes a practical explanation of the transfer).

3.32. Emerging Growth Company. The Company will promptly notify the Representative and the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in paragraph (g) hereof.

3.33. Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time, not misleading, the Company will promptly (i) notify the Representative and the Underwriters so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission; and (iii) supply any amendment or supplement to the Representative and the Underwriters, in such quantities as may be reasonably requested.

3.34. No Sanctions Violations. Neither the Company, nor, to the knowledge of the Company, the Sponsor nor any director, director nominee, officer, agent, employee or affiliate of the Company or any director, officer, agent, employee or affiliate of the Sponsor will (either directly or through the Trust Account), directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise).

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1. Regulatory Matters.

4.1.1. Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Ropes & Gray LLP.

4.1.2. FINRA Clearance. By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3. No Commission Stop Order. At each of the Closing Date and the Option Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any part thereof, and has not instituted or threatened to institute any proceedings with respect to such an order.

4.1.4. No Blue Sky Stop Orders. No order suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to Section 3.3 hereof shall have been issued on either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.1.5. The Nasdaq Capital Market. By the Effective Date, the Units, the Subunits and the Warrants shall each have been approved for trading on the Nasdaq Capital Market, subject to official notice of issuance and evidence of satisfactory distribution.

4.2. Counsel Matters.

4.2.1. Closing Date Opinion of U.S. Company Counsel. On the Closing Date, the Representative shall have received the favorable opinions (including negative assurance statements) of Ellenoff Grossman & Schole LLP (“EGS”), counsel to the Company, dated the Closing Date, addressed to the Representative and the other Underwriters and in form and substance reasonably satisfactory to the Representative.

4.2.2. Option Closing Date Opinion of U.S. Company Counsel. On each Option Closing Date, if any, the Representative shall have received the favorable opinions (including negative assurance statements) of EGS, dated each Option Closing Date, addressed to the Representative and the other Underwriters and in form and substance reasonably satisfactory to counsel to the Representative.

4.2.3. Closing Date Opinion of Cayman Company Counsel. On the Closing Date, the Representative shall have received the favorable opinions (including negative assurance statements) of Maples and Calder (“Maples”), counsel to the Company, dated the Closing Date, addressed to the Representative and the other Underwriters and in form and substance reasonably satisfactory to the Representative.

4.2.4. Option Closing Date Opinion of Cayman Company Counsel. On each Option Closing Date, if any, the Representative shall have received the favorable opinions (including negative assurance statements) of Maples, dated each Option Closing Date, addressed to the Representative and the other Underwriters in form and substance reasonably satisfactory to counsel to the Representative.

4.2.5. Closing Date Opinion of Underwriters’ Counsel. On the Closing Date, the Representative shall have received the favorable opinions (including negative assurance statements) of Ropes & Gray LLP (“Ropes”), counsel to the Underwriters, dated the Closing Date, addressed to the Representative and the other Underwriters and in form and substance reasonably satisfactory to the Representative.

4.2.6. Option Closing Date Opinion of Underwriters’ Counsel. On each Option Closing Date, if any, the Representative shall have received the favorable opinions (including negative assurance statements) of Ropes, dated each Option Closing Date, addressed to the Representative and the other Underwriters and in form and substance reasonably satisfactory to the Representative.

4.2.7. Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company; provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested.

4.3. Comfort Letters. On the date of this Agreement and on the Closing Date or the Option Closing Date, as the case may be, UHY shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Option Closing Date, as the case may be.

4.4. Officers’ Certificates.

4.4.1. Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2. Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, certifying: (i) that the Charter of the Company filed as an exhibit to the Registration Statement is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions relating to the Offering are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; (iv) as to the incumbency of the officers of the Company; and (v) a good standing certificate from the Cayman Islands Government General Registry. The documents referred to in such certificate shall be attached to such certificate.

4.5. No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any there shall have been (in the opinion of the Underwriters) no material adverse change or development that is likely to result in a material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and the Prospectus.

4.6. Delivery of Agreements.

4.6.1. Effective Date Deliveries. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Insider Letter, the Securities Subscription Agreement, the Placement Unit Subscription Agreements, the Registration Rights Agreement and the Services Agreement.

4.6.2. Closing Date Deliveries. On the Closing Date, the Company shall have delivered to I-Bankers and its designees evidence of the issuance of the Representative’s Shares.

5. Indemnification.

5.1. Indemnification of Underwriters.

5.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and each dealer selected by the Representative that participates in the offer and sale of the Units (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other federal, state or local statute, law, rule, regulation or ordinance or at common law or otherwise or under the laws, rules and regulation of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in: (i) any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which are included securities of the Company issued; or (iii) any application or other document or written communication (in this Section 5, collectively called “Application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Nasdaq Stock Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereof. With respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent by such Underwriter to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.2 hereof. The Company agrees to promptly notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Preliminary Prospectus, the Registration Statement, or the Prospectus. For purposes of this Section 5, the term Underwriter or Underwriters shall refer to each Underwriter whether acting as an underwriter or as a qualified independent underwriter. The Company agrees to advance, or at the option of the Underwriter or Controlling Person reimburse, each Underwriter or Controlling Person for all expenses as they are incurred in connection with such person’s enforcement of his, her or its rights under this Agreement.

5.1.2. Procedure. If any action is brought against an Underwriter or Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses. Such Underwriter or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such Controlling Person unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm (together with local counsel) of attorneys selected by the Underwriter and/or Controlling Person shall be borne by the Company. The advancement and reimbursement obligations of the Company required hereby regarding expenses shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every expense is incurred and is due and payable, and in such amounts as fully pay each and every expense as it is incurred (and in no event later than 10 days following the date of any invoice therefor).

5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any Application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto or in any such Application, which furnished written information, it is expressly agreed, consists solely of the information described in the last sentence of Section 2.3.1. In case any action shall be brought against the Company or any other person so indemnified based on any preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto or any Application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters, by the provisions of Section 5.1.2.

5.3. Contribution.

5.3.1. Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which: (i) any person entitled to indemnification under this Section 5 makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.3.2. Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

6. Default by an Underwriter.

6.1. Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2. Default Exceeding 10% of Firm Units or Option Units. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units or Option Units, the Representative may in its discretion arrange for itself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Units or Option Units, the Representative does not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Company and the Representative to purchase said Firm Units or Option Units on such terms. In the event the Representative does not arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Company without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3. Postponement of Closing Date. In the event the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Preliminary Prospectus and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement, the Preliminary Prospectus and/or the Prospectus, as the case may be, that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. Additional Covenants.

7.1. Additional Shares or Options. The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any shares of Class A Common Stock or any options or other securities convertible into Class A Ordinary Shares, or any class of shares which participate in any manner in the Trust Account or which vote as a class with the Class A Ordinary Shares on a Business Combination.

7.2. Trust Account Waiver Acknowledgments. The Company hereby agrees that it will not commence its due diligence investigation of any operating business or businesses which the Company seeks to acquire (each, a “Target Business”) unless and until such Target Business acknowledges in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that: (i) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $161,600,000 (or $185,840,000 if the Over-allotment Option is exercised in full) for the benefit of the holders of the Public Securities (the “Public Shareholders”), and that (ii) for and in consideration of the Company agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it, such Target Business agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The Company further agrees that it will, prior to obtaining the services of any vendor, obtain a written acknowledgment from such vendor, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that: (i) such vendor has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $161,600,000 (or $185,840,000 if the Over-allotment Option is exercised in full) for the benefit of the Public Shareholders, and that (ii) for and in consideration of the Company agreeing to engage the services of the vendor, such vendor agrees that it does not have any Claim and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

7.3. Insider Letter. The Company shall not take any action or omit to take any action which would cause a breach of the Insider Letter or the Placement Unit Subscription Agreements and will not allow any amendments to, or waivers of, such Insider Letter or the Placement Unit Subscription Agreements without the prior written consent of the Representative.

7.4. Charter. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Charter. Except as provided in Section 3.27, prior to the consummation of a Business Combination, the Company will not amend its Charter without the prior written consent of the Representative.

7.5. Tender Offer Documents, Proxy Materials and Other Information. The Company shall provide counsel to the Representative with copies of all tender offer documents or proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other State in which the Offering was registered, such information as may be requested by such State.

7.6. Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.7. Presentation of Potential Target Businesses. The Company shall cause the Sponsor and each of the Company’s officers and directors to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Sponsor and each of the Company’s officers and directors will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary obligations the Sponsor and each of the Company’s officers and directors might have.

8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any Controlling Person, and shall survive termination of this Agreement and the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date and the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9. Termination.

9.1. Right to Terminate. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date: (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NYSE American, the Nasdaq Stock Market or the OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or an initiation or increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such material adverse change in general market conditions, including, without limitation, as a result of terrorist activities after the date hereof, as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Units.

9.2. Expenses. In the event this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out-of-pocket expenses actually incurred by the Representative related to the transactions contemplated herein shall be governed by Section 3.10 hereof.

9.3. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10. Miscellaneous.

10.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or reputable overnight courier or delivered by facsimile transmission (with printed confirmation of receipt) and confirmed, by email or by electronic transmission via PDF, and shall be deemed given when so mailed, delivered, emailed, faxed or transmitted (or if mailed, three days after such mailing):

If to the Representative:

I-Bankers Securities, Inc.

535 5th Avenue

Suite 423

New York, New York 10017

Attn.: Mike McCrory, CEO

Email: mike@ibsgroup.net

Copy to (which copy shall not be deemed to constitute notice to the Representative):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attn: Paul Tropp, Esq.

Email: paul.tropp@ropesgray.com

Fax: (212) 596-9000

If to the Company:

Global SPAC Partners Co.

2093 Philadelphia Pike #1968

Claymont, DE 19703

Attn: Bryant B. Edwards, Chief Executive Officer

Email: info@globalspac.com

Copy to (which copy shall not be deemed to constitute notice to the Company):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Attn: Stuart Neuhauser, Esq.

Email: sneuhauser@egsllp.com

Fax: (212) 370-1300

10.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

10.6. Governing Law, Venue, etc.

10.6.1. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the Representative and the Company (and any individual signatory hereto): (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York; (ii) waives any objection which such party may have or hereafter have to the venue of any such suit, action or proceeding; and (iii) irrevocably and exclusively consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.

10.6.2. Each of the Representative and the Company (and any individual signatory hereto) further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company or any such individual mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company or any such individual in any such suit, action or proceeding, and service of process upon the Representative mailed by certified mail to the Representative’s addresses shall be deemed in every respect effective service process upon the Representative, in any such suit, action or proceeding.

10.6.3. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

10.6.4. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by fax or email/.pdf transmission shall constitute valid and sufficient delivery thereof.

10.8. Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.9. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the Offering. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

GLOBAL SPAC PARTNERS CO.

By:	/s/ Bryant B. Edwards
Name:	Bryant B. Edwards
Title:	Chief Executive Officer

Agreed to and accepted on the date first above written.

I-BANKERS SECURITIES, INC., as Representative of the several Underwriters

By:	/s/ Shelley Leonard
Name:	Shelley Leonard
Title:	President

SCHEDULE A

Global SPAC Partners Co.

16,000,000 Units

Underwriter	Number of Firm Units to be Purchased
I-Bankers Securities, Inc.	11,950,000
Dawson James Securities, Inc.	3,000,000
Ingalls & Snyder LLC	1,000,000
Ladenburg Thalman & Co. Inc.	50,000
TOTAL	16,000,000

SCHEDULE B

TIME OF SALE INFORMATION

Global SPAC Partners Co. priced 16,000,000 units at $10.00 per unit plus an additional 2,400,000 units if the underwriters exercise their over-allotment option in full.

The units will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to this offering may be obtained from I-Bankers Securities, Inc., Attn: 535 5th Ave. 4th Fl, New York, NY 10017.

SCHEDULE C

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

[None.]

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